SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 10, 2009
(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)
734-477-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective December 10, 2009, the Company appointed a new Director, David Shelton, who will serve on the Compensation committee. In connection with his election, the Company and Mr. Shelton are entering into the Company’s standard indemnification agreement, the principal purpose of which is to confirm that the indemnification rights of the director under Article VIII of the Restated Articles of Incorporation of the Company shall apply during and after the term of an individual’s service with the Company, without regard to whether any actual or alleged occurrence or omission shall have occurred, or whether any claim shall have accrued or been made, before, during or after such term of service. The agreement with Mr. Shelton is substantially in the form of the agreement filed as Exhibit 99.5 to the Company’s Form 8-K Report dated November 25, 2008. There are no transactions in which Mr. Shelton has an interest requiring disclosure under Item 404(a) of Regulation S-K.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 10, 2009, the Board of Directors of the Company approved the Fifth Amendment to the Restated By laws of the Company. The amendment allows the holders of 10 percent or more of the Company’s outstanding shares to call a special meeting of shareholders. Previously, the holders of 25 percent or more of the Company’s outstanding shares could call a special meeting. A copy of the amendment is attached hereto as Exhibit 3.8.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: December 14, 2009	By:	/s/ MARK R. BIERLEY
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)